                                                                   EXHIBIT 10.69

                                     SUMMARY

         Office and Switch Lease between STAR Telecommunications Deutschland GmbH ("STAR GmbH") and Hamm & Co., Allersberger Str. 185, 90461 Nurnberg, Germany, for property located at Allersberger Str. 185, 90461 Nurnberg, Germany. The lease term is for a minimum of 10 years beginning on June 1, 1999 and ending on June 1, 2009. STAR GmbH incurs rental charges of approximately 18,516 DM per month and approximately 4,987 DM per month in additional expenses. The leased property is approximately 5,454 square feet.

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MIETVERTRAG

                                       fur gewerbliche Nutzung

Zwischen          HAMM & CO.

In                90461 NURNBERG, ALLERSBERGER STRABE 185          als Vermieter
vertreten durch

und               STAR TELECOMMUNIKATIONS DEUTSCLAND GMBH

in                60486 FRANKFURT AM MAIN, VOLTASTRABE 1A            als Mieter


                       wird folgender Vertrag qeschlossen:

                                    SECTION 1

                                    MIETRAUME

Vermietet werden auf dem Grunstuck  90461 NURNBERG, ALLERSBERGER STRABE 185

1.  folgende Raume im Vorder- Ruck - Seitengebaude     Stockwerk (rechts -
                                                        mitte - links)

     GEBAUDE O, EG

     SIEHE ANLAGE 1 MIETFLACHENBERECTNUNG / SIEHE ANLAGE 2 GRUNDRISSE
     ZUM BETRIEB EINES IN DER BETRIEBSBESCHREIBUNG (ANLAGE 3) NAHER BEZEICHNETEN GEWERBES

     und folgende Nebenraume:

2.  folgende unbebaute Grunstuckflachen

    DIE HOFFLACHEN SIND NICHT VERMIETET UND DURFEN NICHT ALS ZWISCHENLAGER FUR MULL, KARTONAGEN, WAREN ALLER ART BENUTZT WERDEN, ES SEI DENN, ES BESTEHT EINE SCHRIFTLICHE VEREINBARUNG. GLEICHES GILT FUR FLACHEN AUBERHALB DER MIETFLACHEN UND FUR DIE GEMEINSCHAFTSFLACHEN.

    zum Betrieb:

3.  folgende Inventargegenstande:

4.  Ferner werden vermiettt             Garage(n)         6      Kfz-Stellplatze

5.  Dem Mieter werden fur die Mietzeit folgende Schlussel ausgenhandigt:

     SIEHE GESONDERTE SCHLUSSELQUITTUNGEN. DIE KOSTEN FUR DIE SCHLUSSEL UBERNIMMT DER MIETER. DIE ZOGANGE ZU TECHNISCHEN EINRICHTUNGEN DURFEN NUR MIT SCHLIEBZYLINDERN DER DORMA~SCHLIEBANLAGE VERSPERRT WERDEN.

6. Schlussel die der Mieter sich auf seine Kosten zusatzlich hat anfertinen lessen, sind nach Beendigung der Mietzeit gegen Erstattung der Kosten fur die Anfedigung an den Vermieter abzuliefern. Andernalls ist ihre Vernichtung nachzuwesen. Die Anfertigung von zusatzlichen Schlusseln zu gemeinschaftlich genutzten Raumen durch den Mieter ist nur mit ausdrucklicher Erlaubnis des Vermieters gestattet.

                                    SECTION 2
                                    MIETZEIT

Das  Mietverhaltnis beginnt*/hat begonnen am       1.JUNI 1999 (SIEHE DAZU AUCH
                                                    BEILAGE ZUR ANLAGE 8)

1.   Vertragsdauer.
     Der Vertrag lauft auf bestimmte Dauer.
     Das Mietverhaltnis wird auf die Dauer von 10 Jahren, also bis 31.MAI 2009 abgeschlossen. Wird es nicbt 6 Monate vor Vertragsende gekundigt, so verlangert es sich jedesmal um 5 Jahr(e). (wegen einer Option siehe Anlage
     5)

2. Die Kundigung bedarf der Schriftform und muB dem anderen Vertragsteil bis zum dritten Werktag eines Kalenderviertljahres fur den Ablauf des nachsten Kalenderviertljahres zugegangen sein.

3. Fur den Fall der Beendigung der Mietverhaltnisses vereinbaren die Vertragsteile, daB entgegen der Regelung des Section 568 BGB bei Nichtabgabe einer Willenserklarung im Sinne der vorgenannten Bestimmung der Mietvertrag nicht als auf unbestimmte Zeit verlegert gilt.

                                    SECTION 3
                                    MIETPREIS

1.       Der Mietpreis betragt monatlich DM    (AUFSCHLUSSELUNG SIEHE ANLAGE 1)

         Zusatzlich ist vom Mieter die Mehrwertsteuer zum jeweils gultigen, gesetzlichen Steuersatz zu zahlen. Daneben werden folgende BETRIEBS-UND NEBENKOSTEN umgelegt und durch VORAUSZAHLUNG (MIT ABRECHNUNG) ODER PAUSCHALEN (OHNE ABRECHNUNG) ERHOBEN:

         alle Betribskosten, wie in Alage 3 zu Section 27 II.
         Berechnungsverordnung in der jeweils gultigen
         Fassung aufgefuhrt u. unserer erganzenden Liste, beides Anlsqe 6

         Hierin enthalten ist eine Vorauszahlung, fur Zentrale Warm- Order folgende Betriebskosten.
2. Soweit Nebenkosten vereinbart sind, gelten fur deren Umfang bestehende gestehende gesetzliche Bestimmungen entsprechend, insbesondere Alage 3 zu Section 27, 2. Berechningsverordnung und erganzend die Heizkostenverordnung n der jeieils gultigen Fassung.
3. Sowiet nicht anderes vereinbart, handelt es sich bei den monatlichen Nebenkostenleistungen un VORAUSZAHLUNGEN.
4. SIND VORAUSZAHLUNGEN VEREINBART, SO WIRD UBER SIE JAHRLICH EINMAL ABGERECHNET. Der Mieter ist berrechtiht, in angemessener Zeit nach Zugang der Abrechnung die Unterlagen einzusehen. Eine etwaige Differenz aufgrund der Abrechnung zugunsten des Vermieters (Mieters) hat der Mieter (Vermieter) innerhalb von einem Monat nach Zugang der Abrechnung an den Vermieter (Mieter) zu zuhlen. Im Falle des Auszugs eines Meiters wahrend einer Abrechnungsperiode erfolgt die Verteilung bei der nachstfalligen Abrechnung im Verhaltnis der Mietzeit der Abrechnungsperiode. Die Kosten fur Zwischenable sungen tragt der ausziehende Mieter
         Die Bestimmung des Verteilerschussels bei der Umlage der
         Betriebskosten steht im billigem Emerssen des Vermieters, soweit der Verteilerschussel nicht vertraglich oder gesetzlich bestimmt ist. Bei einer Veranederung der Sachlage ist der Vermieter berechtigt, den festgelegten Verteilerschlussel an die neuen Verhaltnisse anzupassen.
         Der Vermeter ist berechtigt, eine Erhohung der Vorauszahlungen unter Zugrundelegung der Abrechnungsergebnisse das voraugsgegangenen Wirtschaftsjahres vorzunehmen. Im Falle eitner Erhohung oder Senkung von Betriebskosten sind die Vorauszahlungen neu festzusetzen.
5. Sofern eine Brutto- oder Teilinrklusivmiete vereinbart ist, ist der Vermeiter berechtigt fur in der Miete beihaltete Betriebskosten Erhohungen anteilig umzulegen. Vereinbarungen nach Section 5 bleiben von dieser Festlegung unberuhrt.
6. Werden offentliche Abgaben neu eingefuhrt oder entstehen Betriebskosten neu, so ist der Mieter verpflichtet, vom Zeitpunkt der Entstehung an, den anteiligen Mehrebetrag zu bezahlen.
7. Fuhrt der Vermieter Wertverbesserungen oder andere bauliche Anderungen surch, so kann er eine Erhohung der jahrlichen Miete um elf von Hundert der fur die Mietsache aufgewendeten Kosten verlangen. Entsprechendes gilt fur offentlich-rechliche Verpflichtungen, die das Grundstuck betreffen, bei einer Erfullung durch den Vermieter.

                                    SECTION 4
                             ZAHLUNG DES MIETPREISES

1. Der Mietpreises ise spatestens am 3. Werktag eines jeden Monats an den Vermeiter oder an die von ihm sur Entgegennahme ermachtigten Person oder bezeichnete Stelle (Bankkonto)
         DER MIETER ERTEILD DEM VERMEITER EINE EINSUGSERMACHTIGUNG FUR DIE MIETZAHLUNGEN, WELCHE DIESEM VERTRAG BEILIEGT.

         kostenfrei im voraus zu zahlen. Die Nebenkosten sind zugleich mit em Mietzins su entrichten. Dies gilt auch fur den Fall, daB Nutzungsentschadigung geschuldet ist. Fur die Rechtzeitigkeit der Zahklung kommt es niht auf die Absendung, sondern auf den Eingang des Geldes an, es sei dann, den Mieter trifft am verspateten Geldeingang kein Verschulden.
         Bei verspateter Zahlung ist der Vermieter berechtigt, neben Verzugszunsen auch Mahnkosten in Hohe von DM ________ je Mahnung zu erheben.

2. Die vereinbarten Betriebskisten sind bei Anfall vom Mieter auch dann zu entrichten, wenn die Gegenleistung (etwa wegen vorzeitigen Auszuges) nicht in Anspruch genommen wird.

                                    SECTION 5
                              MIETPREISSTEIGERUNGEN

Bezuglich des Meitpreises zu Section 3 wird folgendes vereinbart
(z.B.Wertsichernungsklausel, nur gultig, wenn von der Landesdzentralbank genehmigt):

WERTSICHERNUNGSKLAUSEL - SIEHE ANLAGE 7

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                                    SECTION 6
                           AUBERORDENTLICHE KUNDIGUNG

Der Vermieter kann das Mietverhaltnis ohne Einhaltung einer Knudigungsfrist mit sofortiger Wirkung in folgenden Fallen kundigren:
1. ween der Mieter uneachtet einer Abmahnubg des Vermierters, einen vertragswidrigen Gebrauch der Mietraume forsetzt, der die Rechte des Vermieters in erheblichem MaBe verletzt, insbesondere wenn der Meiter den Gebrauch der Mietraume unbefugt einem Dritten uberlaBt oder die Mietraume oder das Gebaude durth vertragswidrigen Gebrauch oder Vernachlassigung der ihm obliegenden Sorgfalt erheblich gerahrdet.
2.       Wenn der Mieter
         a) fur zwei anfeinanderfolgende Termine mit der Entrichtung des Mietzinses oder eines nicht unerheblichen Teils des Meitzinses im Verzug ist, oder
         b) in einem Zeitraum, der sich uber mehr als zwei Jahre erstreckt, mit der Entrichtung des Mietzinses in Hoho eines Betrages in Verzug gekommen in solchem MaBe verletzt, baB dem anered Teil die fortetzung des Mietverhaltnisses nicht zugemutet werden kann.
3. wenn der Mieter seine Verpflichtungen schuldhaft in solchem MaBe Verletzt, daB dem andered Teil die Fortsetzung des Mietverhaltnisses nicht zugemutet werden kann.
4. wenn uher das Vermogen des Mieters das Konkurs-oder Vergleichsverfahren eroffnet wird.,
5. ABWEICHEND VON NR. 2 VEREINBAREN DIE PARTEIEN FUT DIE FRISTOLSE KUNDIGUNG WEGEN ZAHLUNGSVERZUG:

         Die ubrigen fristlosen Kundogungsgrunde bleiben hiervon uberuhrt.

                                    SECTION 7
                              ZUSTAND DER MIETRAUME

1. Die angemieteten Raumlichkeiten einschlieBlich der Zufahrtswege, AuBenanlagen, Gemeinschaftsanlagen, sowie das Inventar sind mangelfrei, mit Ausnahme folgender Mangel:
         DIE UBERGABE ERFOLGT BESENREIN UND SAUBET. FUR VERANDERUNGEN UND AUSBAUTEN SIEHE ANLAGE 8.

         Der Vermieter verpflichtet sich, vor dem Einzug des Mieters oder, falls dies nicht moglich ist, bis spatestens zum ____folgende Arbeiten in den Mietraumen vornehmen zu lassen:

         SIEHE ANLAGE 8.

         Der mieter verpflichtet sich, vor seinem Einzug oder, falls dies nicht moglich ist, bis spatestens zum ____folgende Arbeiten in den Mietraumen vornehmen zu lassen:

          SIEHE ANLAGE 8.

 2. (Offentlich-rechtliche Auflagen zur Nutzung der Mietsache, insbesobndere nach oder gewerbepolizeilichen Vorschriften, hat - gleich an wen sie ergehen - der Mieter aud eigene Kosten zu erfullen, soweit die Auflagen in der Person oder in der Art des Mieers begrundt sind.

                                    SECTION 8
                    BENUTZUNG DER MIETRAUME, UNTERVERRNIETUNG

1. Der Mieter darf die Mietraume zu andren, als den in Section1 bestimmten Zwecken nur mit Erlaubnis des Vermieters benutzen.
2. Der Mieter ist ohne ausdruckliche Erlaubnis des vermieters weder zu einer Untervermietung der Mietraume noch zu einer sonstigen Gebrauchsuberlassung an Dritte, ausgenommen besuchsweise sich aufhaltende Personen, berechtigt. Die Erlaubnis gilt nur fur den einzelnen Fall und kann bei wichtigem Grund widerrufen werden. Der Vermieter ist berechtit, einen angemessenen Untermietzuschlag zu erheben.
3. Tiere jeglicher Art durfon NUR MIT ERLAUBNIS DES VERMIETERS gehalten werden. Die Erblaubnis kann widerrufen werdon, wenn Unzutraglichkeiten eintreten. Der Mieter haftet fur alle durch die Tierhaltung wntstandenen Schanden. Das Futtern von Tauben ist verboten.

                                    SECTION 9
                                  VERKAUFSRAUME

Fur den Fall, daB ein Verkaufsraum Gegenstand des Vertrages ist, darf der Mieter nicht wahrend der Mietzeit den Geschaftsbetrieb in dem vermieteten Raum ganz oder teilweise einstellen oder den Geschaftszweig wechslen.

Bei Zuwiderhandlung ist der Vermieter berechtigt

                                                                    Zu fordern.

Die zusatzlichen Rechte des Vermieters demaB Section 6 diesee Vertrages bleiben davon underuht.

                                   SECTION 10
                          ANBRINGUNG VON SCHILDERN USW.

1. Die Wandflachen an oder im Haus auBerhalb der Mietrauem sinc nicht mitvermietet.
2 Das Anbringen von Schildern, Aufschriften, Markisen und Vorrichtungen zu Reklamezwecken sowie das Aufstellen von Schaukasten und Warenautomaten ist nur in ortsublicher und angemessener Wiese und nut fur eigene Zwecke des Mieters nach vorheriger Erlaubnis des gestattet. Erforderliche behordliche Erlaubnisse sind vom Mieter einzuholen.
3. Der Mieter haftet fur alle Schaden, die Zusammenhang mit Anlagen dieser Art entstehen. Er ist verpflichtet, bei Beendogung des Mietverhaltnisses den fruheren Zustand wieder herzustellen.

                                   SECTION 11
                      BENUTZUNG DER GARAGEN UND STELLPLATZE

1. Det Mieter darf Kraftfahrzeuge, Kraftrader, Motorroller sowie Fahrrader mit Hilfsmotor (Mopeds u.a.) nur auf den hierzu bestimmten und von ihm angemieteten Stellplaztzen oder Garagen abstellen. Die Bebutzung des nichtvermieteten Hofraums, oder von ein- und Durchfahrten neirzu ist nicht zulassig.
2.       Die Bebutzung der Garagen und Stellpletze als Lagerplatz ist untersagt.
3. Der Mieter verpflichtet sich, die einschlagigen behordlichen Bestimmungen betreffend der "Garagen- und Einstellplatze" zu beachten sowie eine Vernreinigung der Boden durch Ol und Benzin zu vermeiden.
4. Der Mieter haftet fur alle Schaden, die bei der Benutzung der Garage - des Stellplatzes oder infolge Nichtbeachtung vorstehender oder behordlicher Vorschriften durch ihn selbst, siene Angestellten oder Beauftragten oder durch sonstige Persones, denen er die Benutzung seiner Kraftahrzeuge gestattet hat, verursacht werden.

                                    SECTION 12
                          LNSTANDHALTUNG DER MIETRAUME

1. Der Mieter hat in den Mietraumen fur gehorige Reinigung, Luftung und Heizung zu sorgen und die Raume sowie die darin befindlichen Anlagen und Einrichtungen pfleglich zu behandeln; er hat auch die in den Mietraumen vorhandenen Wasserzu- und AbfluBleitungen in Winter vor den Einfrieren zu schutzren. Die Mietraume sind von Ungeziefer freizuholten.
2. Der Mieter ist verpflichtet, Veranderungen und schaden an und in den Mietraumen an und im Gebaude sowie auf den Grundstuck zu beseitigen, wenn sie von ihm, den zu seinem Hausstand gehorenden Personen, Untermieter(n), Besucher(n), Lieferanten oder Handwerker(n) schuldhaft verursacht wurden. Der Vermieter ist beweispflichtig fur den Eintritt der Veranderung oder des Schadens gegenuber dem Zustand bei Vertragsbeginn. Der Mieter hat zu beweisen, daB die Veranderung oder der Schaden von ihm nicht zu vertreten oder auf einen vertragsgemaBen Gebrauch zuruckzufuhren ist.
3. Der Mieter ist verpflichtet, auf seine Kosten die Schonheitsreparaturen (das Tapezieren, Anstreichen oder Kalken der Wande und Decken, das Streichen der FuBoden, Heizkorper einschlieBlich Heizrohre, der Innenturen sowie der Fenster und AuBenturen von innen) in den Mietraumen in angemessenen Zeitabstanden auszufuhren. (Als angemessene Zeitabstande gelten fur NaBraume 3 Jahre, fur sonstige Raume 6 Jahre, fur Nebenraume (Keller, Garagen, Lager n.a.) 8 Jahre)
4. Der Mieter ist verpflichtet - ohne Rucksicht auf ein etwaiges Verschulden - die Kosten der Instandhaltung von Rolladen, Licht- und Klingelanlagen, Warmemesser, Heizkorperventile, Schlosser, Wasserhahne, Siphons, Klosetts, Wasch- und AbtluBbecken, Ofen, Herde, Gas- und Elektrogerate, Badeeinrichtungen nod Warmwasserbereitungsanlagen sowie zerbrochene Glasscheiben zu tragen bis zu einem Instandsetzungsaufwand von 300,-- DM je sachich abgegrenzten Schaden und einen Aufwandsbetrag von 1500,-- DM in ienem Kalenderjahr.
5. Jeden in den Mietraumen entstehenden Schaden hat der Mieter, soweit er nicht selbst zu dessen Beseitigung verpflichtet ist, unverzuglich dem Vermieter anzuzeigen. Fur einen durch nicht rechtzeitige Anzeige verursachten Schaden ist der Mieter ersatzpflichtig.

                                    SECTION 13
             VERANDERUNGON AN UND IN DEN MIETRAUMEN DURCH DEN MIETER

1. Veranderungen an und in den Mietraumen, insbesondere Um- und Einbauten, Installatiin und dergl., durfen nur mit ausdrucklicher Erlaubnis des Vermieters vorgenommen werden. Die Erlaubnis kann davon abhangig genacht werden, daB der Mieter sich zur volligen oder teliweisen Wiederhrrstellung des fruheren Zustandes im Falle seines Auszuges verpflichtet.
2. Will der Mieter Einrichtungen, mit denen er die Meitraume versehen hat, bei der Beendigung des Mietverhaltnisses wegnehmem, hat er sie zunachst dem Vermieter zur Ubernahme anzubieyen. Wenn der Vermieter die Einrichtungen ubernehmen will, hat er dem Mieter die Herstellungskosten abzuglich eines angemessenen Betrages fur die Abnutzung zu erstatten. Machtt der Vermieter von diesem Recht keinen Gebrauch und nimmt der Mieter die Einrictungen weg, so ist der Mieter zur Wiederherstellung des ursprunglicheri Zustandes verpflichtet.
3.       Der Mieter bringt folgende Gas- nod Elektrogerate in die Raume ein:

         Weiter Gerate durfen nur mit Erlaubnis des Vermieters angeschlossen werden. Die Erlaubnis kann versagt werden, wenn das vorhandene Leitungsnetz eine zusatzliche Belastrung nicht aushalt und der Mieterrw es ablehnt, die Kosten fur eine entspreshende Anderung des Netzes zu tragen. Erweist sich infolge einer erhohten Inanspruchnahme des leitungsnetzes fur Gas oder elektrischen Strom im Hause eine Vertarkung der vorhandenen Zn oder- Steigleitungen notwendig, so verpflichtet sich der Mieter, einen Mietaufschlag von jahrlich 11% der vom Vermieter aufgewendeten Bau- und Einrichtungskosten in monatlichen Teilbetragen zu zahlen.

                                    SECTION 14
          BAULICHE VERANDERUNGEN UND AUSBESSERUNGEN DURCH DEN VERMIETER

1. Der Vermitere darf Ausbesserungen und bauliche Veraanderungen, die zur Erhaltung der Mietraume oder zur Abwendung drohender Gefahren oder zur Beseitigung von Schaden notwendig werden, auch ohne Zustimmung des Mieters vornehmen. Dies gilt auch fur Arbeiten oder bauliche MaBnahmen, die zwar nicht notwendig, aber zwecmaBig sind, insbesnodere der Modernisierung des Wohngebaudes oder der Einsparung von Heizenergie dienen. Der Mieter hat die in Betracht kommenden Ranme zuganglich zu halten und darf die Ausfuhrung der Arbeiten nicht hehindern.
2. Soweit her Mieter die Arbeiten dulden muB, kann er weder den Mietzins mindern, noch Schadenersatzverlangen. Diese Rechte stehen ibm nur zu, wenn durch diese MaBnahmen der Gebrauch der Mietraume ganz oder uberwiegend unmoglich gemacht wird.

                                   SECTION 15
 SCHADENSERSATZ AUFRECHNUNG GEGEN DEN MIETPREIS, ZURUCKBEHALTUNG DES MIETPREISES

1. Die verschuldensunabhangige Haftung des Vermieters fur bei VertragsabschluB vorhandene Sachmangel ist ausgeschlonssen, Section 538 Abs. 1 BGB findet insoweit keine Anwendung.
2. Der Vermieter haftet nicht fur Schaden, die dem Mieter an den ihm gehorenden Waren und Einrichtungsgegenstanden durch Feuchtigkeiteinwirkung entstehen, gleichgultig welcher Art, Herkunft, Dauer und welchen Umfanges die Feuchtigkeiteinwirkung ist, es sei denn, daB der Vermieter den Schaden vorsatzlich oder grob fahrlassig herbeigefuhrt hat.
3. Der Vermieter bezieht Trinkwasser aus einemoffentlichen Versorgungsnetz zyu den Allgemeinen Bedingungen fur die Versorgung mit Wasser (AVBWasserV) und leitet dieses Trinkwasser dem Meiter weiter. Das Wasserversorgungsunternehmen haftet bei Unterbrechungen der Wasserversorgung und bei UnregelnmaBigkeiten in der Belieferung dem Mieter gegenuber in gleicher Weise wie dem Vermieter. Eine faruber hinausgehende Haftung unernimmt das Wasserversorgungsunternehmen weder dem Kunden noch Dritten gegenuber. Der Mieter wird aus unerlauber Handlung keine weitrergehenden Schadensersatzanspruche gegenuber dem Wasserversorgungs-Unternehmen geltend machen, als in den Absatzen 1 bis 3 der Haftungsregelung Section 6 ABVwasserV vorgesehn ist. Einen entstandenen Schaden hat der Geschadigte unverzuglich dem ersatzpflichtigen Versorgungsunternehmen mitzuteilen.
4. Eine Aufrechnung gegun die Miete mit einer Gegenforderung, die nicht aus dem Mietverhaltnis begrundet ist, wird ausgeschlossen, soweit die Gegenforderung nicht unbestritten, bereits rechtskraftig festgestellt oder in einem gerichlichen Verfahren entscheidungsreif ist.
5. Die Ausubung des Zuruckbehaltungsrechts des Mieters ist auf Forderungen aus dem Mietverhaltnis beschrankt.

                                    SECTION 16
                               VERMIETERPFANDRECHT

Der Mieter erklart, daB die bei seinem Einzug in die Meitraume eingebrachten Sachen sein freies Eigentum und nicht gepfandet oder verpfandet sind, mit Ausnahme folgender Gegenstande:

                                   SECTION 17
                             BETRETEN DER MIETRAUME

1. Dem Vermieter oder seinem Beauftragten oder beiden steht in angemessenen Abstanden oder aus besonderem AnlaB die Besichtigung der Mietraume zu verkehrsublicher Tageszeit an Werktagen frei. In Fallen dringendcr Gafahr ist ihm das Betreten der

         Mietraume zu jeder Zeit zu gestatten.

2. Der Mieter hat die Besichtigung der Mietraume im Falle der Beendigung des Mietverhaltnisses zwecks anderweitiger Vermietung oder bei beabsichtigtem Verkauf des Grundstuckes zu verkehrsublicher Tageszeit nach vorheriger rechtzeitiger Ankundigung an Werktagern zu gestatten.

3. Der Mieter muB dafu sorgen, daB die Meitraume auch in seiner Abwesenheit betreten werden konnen.

                                    SECTION 18
                                   HAUSORDNUNG

1. Die Hausordnung auf Seite 8 dieses Mietvertrages ist Bestandteildiese Vertrages.
2. Dem Vermeiter ist es gestattet, zusatzliche oder abweichende Regelungen fur die Benutzung gemeinschaftlicher einrichtungen, die Reinigung, die Aufrechterhaltung von Ruhe und Ordnung im Hause usw. Zu treffen, wenn dadruch nicht die uruspruchglich eingeraumten Gebruachsrechte wesentliche Einschrankungen erfahren.
3. Der Mieter ise verpflichtet, die offenlichen StraBen, Gehsteigflachen und FuBwege am und zum Haus sowie die Zugangswege, Durchgange und Treppen nach den ortspolizeilichen Vorschriften im vom Vermieter festgelegten Turnus zu reinigen.
4. Der Mieter ist verpflichtet, das Sandstrunen bei winterflatte, sowie die Schnee- und Eisbeseitigung nach den gesetzlichen Bestimmungen und ortspolizeilichen Vorschriften auf den offentlichen Gehsteigflachen und FuBwegen am Hause und zum Haus sowie auf den Augangswegen, Durchgangen und Treppen im vom Vermieter festgelegten Turnus durchzufhren.

                                    SECTION 19
                        BEENDIGUNG DES MIETVERHALTNISSES

1. Bei Mietende hat der mieter dam Vermieter samtliche Schlusel auszuhandigen und die Meitraume sowie das Inventar im vertragsgemaBen, gebruachsfahigen Zustand (vgl. Section 12) zuruckzugeben.
2. Insbesondere hat der Mieter bei seinem Auszug die Raume zu reinigen, von ihm verlegte oder surch Vereinbarung ubernommene Bodenbelage sowie Tepeten an den Wanden und Decken zu entfernen und Beschadigungen an Unterboden und Wand-oder Dekenputz und am Inventar zu beheben.
3. Endet das Meitverhaltnis vor Eintritt der Verpflichtung zur Durchfuhrung de Schonheitsreparaturen gem. Section 12 Ziff. 3, so ist der Mieter verplichtet, die anteiligen Kosten fur die Schonheitsreparaturen aud Grund eines Kostenvoranschlages eines vom Vermieter auszuwahlenden Maler-Fachbetreibes an den Vermeiter nach der folgenden MaBgabe zu zahlen:
         Leigen die Schonheitsreparaturen der Wnade und Decken fur die NaBraume (Kuche, Bad und WC) wahrend der Mietzeit langer als 1 Jahr zuruck, so zahalt der Mieter 33%, liegen sie langer als 2 Jahre zuruck, 66%. Liegen die letzten Schonheitsreparaturen fur die sonstigen Raume wahrend der Mietzeit langer als 1 Jahr zuruck, so zahlt der Mieter 20% der Kosten auf Grund dieses Kostenvoranshalges an den Vermieter, liegen sie langer als 2 Jahre zuruck, 40%, langer als 3 Jahre 60%, langer als 4 Jahre 80%. Die anteiligen Kosten fur die Schonheitsreparaturen der Fenster, Turen und Heizkorper betragen bei einer Mietzeit von langer als einem Jahr 16% der Gesamtkosten, bei einer Mietzeit von langer als 2 Jahren 33%, bei einer Mietzeit von langer als 3 Jahren 50%, von langer als 4 Jahren 66%, von langer als 5 Jahren 83%.
         Die Fristen des Section 12 Ziff. 3 beginnen, unabhangig davon, ob die Raume renoviert oder unrenoviert ubergeben wurden, ab Beginn des Mietverhaltnisses zu laufen.

         DER MIETER IST BERECHTIGT, DIE ZAHLUNGEN DER ABNUTZUNGSENTSCHADIGUNG DURCH FACHGERECHTE VORNAHME DER ARBEITEN ABZUWENDEN.
4. Der Meiter hat die enforderlichen Arbeiten bis zur Beendigung des Mietverhaltnisses durchzufuhren. Great er mit diesen in Verzug, so ist der Vermieter berechtigt, nach Setzen einer angemessenen Nachfrist mit Ablehnungsandrohung die Arbeiten auf Kosten des Mieters ausfuhren zu lassen.

                                    SECTION 20
                   VORZEITIGE BEENDIGUNG DES MEITVERHALTNISSES

Endet das Mietverhaltnis durch fristlose Kundigung des Vermieters, so haftet der Mieter bis zum Ablauf der vereinbarten Mietzeit fur den Mietausfall, der durch das Leerstehen der Mietraume oder dadurch entsteht, daB im Falle der Neuvermietung nicht der bisherige Mietzins erzielt werden kann.

                                   SECTION 21
                       SICHERSTELLUNG DER VERPFLICHTUNGEN

Zur Sicherstellung aller Verpflichtungen aus dem Mietverhaltnis stellt der Mieter eine Kaution von DM 30.000,00 als Bankburgschaft an den Vermieter. Nach Beendigung des Meitverhaltnisses erhalt der Mieter nach Erfulling aller vertraglichen Vereinbarungen diese Kaution zuruckerstattet.

                                   SECTION 22
                      PERSONENMEHRHEIT AUF DER MIETERSEITE

1. Mehere Persones als Mieter haften fur alle Verbindlichkeiten aus dem Meitvertrag als Gesametchuldner.

2. Soweit Willenserklarungen gegenuber allen Mietern gelten sollen, mussen se von oder gegenuber allen Mietern abgegeben werden. Die Mieter bevollmachtigen sich jedoch gegenseitg jederzeit frei widerruflich zur Entgegennahme von Erklarungen des Vermieters. Die Vollmacht erstreckt sich auf die Entgegennahme von Kundigungen, nicht jedoch auf die Erklarung einer Kundigung oder auf eine Aufhebung des Mietvertrages.

                                   SECTION 23
                             ANDERUNG DES VERTRAGES

Nebenabreden, Andderungen und Erganzungen des Vertrages bedurfen der
Schriftform.

                                   SECTION 24
                                  ERFULLUNGSORT

Erfullungsort fur alle sich aus siesem Vertrag ergebenden Verpflichtungen ist der Ort der Mietsache nach Section 1.

                                   SECTION 25
                             SONSTIGE VEREINBARUNGEN

(Erlaubnis zur Untervermietung, Anbringung von auBenreklame, Veranderungen in und an den

Mietraumen, Vereinbarungen uber Baukostenzuschusse, die Kosten des Strom- und Gasverbrauches bei gemeinschaftlichem Zahler usw.)

Zu Diesem Mietvertrag gehoren folgende Anlagen:


Zu Section                Anlage Nr.                  Thema

1.1                            1               Mietflachenberechnung
1.1/1.2                        2               Grundrisse
1.1/1.2                        3               Betriebsbeschreibung
1.4                            4               Stellplatzplan
2                              5               Mietzeit/Option
3, 1A                          6               Anglage 3 Zu Section 27, II. BV
                                               Aufstellung von Betriebskosten A 185
5                              7               Wertsicherunhsklausel
7                              8               Zustand u. Absbau der Mietraume/
                                               Baubeschreibung
8                              9               Untervermietung
                               10              Konkurrenzschutz
                               11              Einzugsermachtigung

                                    SECTION 26
                      WERKSAMKEIT DER VERTRAGSBESTIMMUNGEN

Durch etwige Ungultigkeit einer oder mehrerer Bestimmungen dieses Vertrages wird die Gultgkeit der ubrigen Bestimmungen nicht breuhrt.

Nurnberg, den  24 February 1999

--------------------------          --------------------------
als Vermieter                      Mieter

*ZUTREFFENDES BITTE UNTERSTREICHEN BZW. AUSFULLEN